Exhibit 23.1

700 KING FARM BOULEVARD, SUITE 300
ROCKVILLE, MARYLAND 20850
PHONE 301.231.6200
FAX 301.231.7630

INDEPENDENT AUDITORS’ CONSENT

Board of Directors

ManTech International Corporation

Fairfax, Virginia

We consent to the use in this Amendment No. 1 to Form 8-K of ManTech International Corporation of our report dated April 1, 2005 on the financial statements of Grayhawk Systems, Inc. for the years ended December 31, 2004 and 2003.

Aronson & Company

August 9, 2005

CERTIFIED PUBLIC ACCOUNTANTS AND MANAGEMENT CONSULTANTS